UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 986-9200

Item 9.01.      Financial Statements and Exhibits.

     During the period from August 10, 2004 to October 22, 2004, First Potomac Realty Trust (“the Company”) purchased three real estate properties which it previously disclosed in press releases as exhibits to Current Reports on Form 8-K dated as of August 18, 2004 and October 28, 2004. These properties are individually insignificant, but in the aggregate, constitute a “significant amount of assets” as defined in Regulation S-X. Regulation S-X requires the presentation of audited financial statements for assets comprising a substantial majority of the individually insignificant properties when acquisitions are individually insignificant, but significant in the aggregate. These individually insignificant assets exceeded the minimum level of significance on October 22, 2004 upon the acquisition of Norfolk Commerce Park II and Crossways II properties for an aggregate of approximately $18.5 million.

     Pursuant to Item 9.01(a)(3) and the requirements of Regulation S-X, the Company intends to file financial statements and pro forma financial information for its acquisition of Norfolk Commerce Park II and Crossways II on October 22, 2004. Both properties are located in the Norfolk, Virginia market. A copy of the release announcing this acquisition was furnished as Exhibit 99.1 on a Current Report on Form 8-K dated as of October 28, 2004.

(a)	Financial Statements of Business Acquired.
The required financial statements for the properties will be filed by amendment hereto no later than seventy-one days after the date this report is required to be filed.

(b)	Pro Forma Financial Information.
The required pro forma financial information for the properties will be filed by amendment hereto no later than seventy-one days after the date this report is required to be filed.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST POTOMAC REALTY TRUST
(Registrant)
Date: October 28, 2004	By:	/s/ Barry H. Bass

		Name: Title:	Barry H. Bass Chief Financial Officer